UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC (“PMH”), entered into an amendment (the “Amendment”) to its amended and restated master repurchase agreement, dated as of August 25, 2011, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), PMC, PMH and the Company (the “Repurchase Agreement”). Pursuant to the terms of the Repurchase Agreement, PMC or PMH, as applicable, may sell, and later repurchase, residential mortgage loans. The Repurchase Agreement is used to finance the Company’s investment, through PMC and PMH, in distressed mortgage loans and real estate acquired upon settlement of mortgage loans. The obligations of PMC and PMH are fully guaranteed by the Company, and the mortgage loans are serviced by PennyMac Loan Services, LLC (“PLS”), an affiliate of the Company, pursuant to the terms of the Repurchase Agreement.

Under the terms of the Amendment, the maximum credit limit set forth in the Repurchase Agreement was amended in order to increase the maximum aggregate purchase price to approximately $368 million. No new purchases are permitted under the Repurchase Agreement until the aggregate outstanding purchase price is reduced to an amount less than $325 million, at which time the maximum aggregate purchase price will be fixed at $325 million.

The Company, through PMC and PMH, is required to pay CSFB a fee for the structuring of the amendments, as well as certain other costs and expenses associated with the ongoing administration of the Repurchase Agreement. All other terms and conditions of the Repurchase Agreement and the related guaranties remain the same in all material respects. Other material terms of the Repurchase Agreement and the related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on June 14, 2011.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which was filed as Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2011, and the related guaranty, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on June 14, 2011, and any amendments to the Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: May 28, 2014	/s/ Pamela Marsh
Pamela Marsh
Executive Vice President, Treasurer

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